Exhibit 99.2

[GRAPHIC APPEARS HERE]

News Release

FOR IMMEDIATE RELEASE

February 22, 2007

PLUG POWER ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

LATHAM, N.Y., February 22, 2007 – Plug Power Inc. (NASDAQ: PLUG), a leader in providing clean, reliable on-site energy products, today announced that Jean Nelson has resigned from her position as Chief Financial Officer (CFO) for personal reasons. A search for a new CFO will begin immediately.

Company Chief Executive Officer Dr. Roger Saillant commented, “Although only with us briefly, Jean brought great skills into our organization and made an impact in the time she was here. Her resignation was solely her decision and a surprise to us, however we respect her choice. Until we appoint her successor, we are fortunate to have a talented management team in place to continue company operations.”

In a separate release today, the Company announced that it had restructured the organization resulting in sales, engineering and operations reporting directly to Dr. Saillant. This restructuring comes at a time when the Company is proactively improving its organizational alignment and advancing its efforts of reducing costs and increasing product reliability.

About Plug Power

Plug Power Inc. (NASDAQ: PLUG), an established leader in the development and deployment of clean, reliable, on-site energy products, currently integrates fuel cell technology into backup power products for telecommunications, utility and uninterruptible power supply applications. The Company is actively engaged with private and public customers in targeted markets, including the United States, Europe, Middle East, Russia, South Africa and South America. For more information about how to join Plug Power’s energy revolution as an investor, customer, supplier or strategic partner, please visit www.plugpower.com.

Media Contact:

Cynthia Mahoney White

Plug Power Inc.

Phone: (518) 782-7700 ext. 1973

Mobile: (518) 527-1172

cynthia_mahoneywhite@plugpower.com

Investor Contact:

Deborah K. Pawlowski

Kei Advisors

Phone: (716) 843-3908

Mobile: (716) 310-3949

dpawlowski@keiadvisors.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, including, without limitation, the risk that possible strategic benefits of the Smart Hydrogen transaction do not materialize, Plug Power’s ability to develop commercially viable on-site energy products; the cost and timing of developing Plug Power’s on-site energy products; market acceptance of Plug Power’s on-site energy products; Plug Power’s ability to manufacture on-site energy products on a large-scale commercial basis; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for Plug Power’s on-site energy products; Plug Power’s ability to establish relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; Plug Power’s ability to protect its intellectual property; Plug Power’s ability to lower the cost of its on-site energy products and demonstrate their reliability; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for Plug Power’s on-site energy products and other risks and uncertainties discussed under “Item IA—Risk Factors” in Plug Power’s annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission (“SEC”) on March 14, 2006, and the reports Plug Power files from time to time with the SEC. Plug Power does not intend to and undertakes no duty to update the information contained in this press release.

968 Albany Shaker Road – Latham, New York 12110 – www.plugpower.com